EXHIBIT 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Palatin Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(a)	189,560	$7.00	$1,326,920.00	0.00015310	$203.15
	Equity	Series J Common Warrants to purchase Common Stock	Other	189,560	—	—		—
	Equity	Common stock issuable upon exercise of the Series J Common Warrants	Other	189,560		$1,326,920.00	0.00015310	$203.15
	Equity	Series K Common Warrants to purchase Common Stock	Other	682,417	—	—		—
	Equity	Common stock issuable upon exercise of the Series K Common Warrants	Other	682,417		$5,971,148.75	0.00015310	$914.18
	Equity	Pre-Funded Warrants to purchase Common Stock	Rule 457(o)	189,560	—	—		—
	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants	Rule 457(o)	189,560	—	—		—
	Equity	Underwriter’s Warrants to purchase Common Stock	Other	3,505	—	—		—
	Equity	Common Stock issuable upon exercise of the Underwriter’s Warrants	Other	3,505		$30,668.75	0.00015310	$4.70

Fees Previously Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(a)	2,464,286	$7.00	$17,250,000	0.00015310	$2,640.98
	Equity	Series J Common Warrants to purchase Common Stock	Other	2,464,286	—	$17,250,000	0.00015310	$2,640.98
	Equity	Common stock issuable upon exercise of the Series J Common Warrants	Other	2,464,286	—	—
	Equity	Series K Common Warrants to purchase Common Stock	Other	1,971,429	—	$17,250,000	0.00015310	$2,640.98
	Equity	Common stock issuable upon exercise of the Series K Common Warrants	Other	1,971,429	—	—
	Equity	Pre-Funded Warrants to purchase Common Stock	Rule 457(o)	2,464,286	—	—
	Equity	Common Stock issuable upon exercise of the Pre-Funded Warrants	Rule 457(o)	2,464,286	—	—
	Equity	Underwriter’s Warrants to purchase Common Stock	Other	49,572	—	$—
	Equity	Common Stock issuable upon exercise of the Underwriter’s Warrants	Other	49,572	—	$433,758	0.00015310	$66.38
	Total Offering Amounts					$60,839,415.50		$9,314.50
	Total Fees Previously Paid							$7,989.31
	Total Fee Offsets							$—
	Net Fee Due							$1,325.19

(1)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.

(2)	This Maximum Aggregate Offering Price was originally registered under 457(o) and is now converted to 457(a).